Exhibit 10.8

PROMISSORY NOTE

$20,000,000.00	New York, New York December 24, 2020

FOR VALUE RECEIVED, the undersigned, GVEST HOMES I LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Borrower”), whose address for all purposes hereunder is 136 Main St., Pineville, NC 28314, hereby unconditionally promises to pay to the order of CAMARGO INVESTMENTS III, LLC, a Delaware limited liability company (together with all of its successors and assigns, “Lender”) at PO Box 896, Beverly Shores, Indiana 46301, for the account of Lender and in accordance with the provisions of the Loan Agreement, of even date herewith, between Borrower and Lender (as amended, modified or supplemented from time to time, the “Loan Agreement”), in lawful money of the United States of America and in immediately available funds, the principal sum of up to Twenty Million and 00/100 Dollars ($20,000,000.00), or so much thereof as may be advanced and unpaid from time to time pursuant to the Loan Agreement. This Promissory Note (“Note”) is referred to in and was executed and delivered pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and times specified in Article II of the Loan Agreement.

The principal amount hereof may not be prepaid at any time in whole or in part, except as provided in the Loan Agreement. Any Advances that are repaid may not be reborrowed or re- advanced.

An Event of Default as defined in the Loan Agreement shall constitute an Event of Default under this Note. During the existence of an Event of Default, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable.

Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment (other than to the extent expressly provided for otherwise in the Loan Documents) and agree to pay all costs of collection as and to the extent provided in the Loan Agreement.

This Note is secured by certain Liens created in favor of Lender under the Loan Documents.

For purposes of governing law, this Note has been delivered at and shall be deemed to have been made in New York, New York and this Note shall be governed by and construed in accordance with the provisions of Section 9.03 of the Loan Agreement. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns, as and to the extent allowed under the Loan Agreement. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns.

[Execution Appears on Following Page]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

GVEST HOMES I LLC, a Delaware limited liability company

By:	/s/ Raymond M. Gee
Name:	Raymond M. Gee
Its:	Manager

[Signature Page to Promissory Note]